    As filed with the Securities and Exchange Commission on December 31, 2002

                                                      Registration No. 333-77985
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               RENT-A-CENTER, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                      45-0491516
   (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                       Identification No.)

                       5700 TENNYSON PARKWAY, THIRD FLOOR
                               PLANO, TEXAS 75024
                                 (972) 801-1100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 ROBERT D. DAVIS
                       5700 TENNYSON PARKWAY, THIRD FLOOR
                               DALLAS, TEXAS 75024
                                 (972) 801-1100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                             THOMAS W. HUGHES, ESQ.
                         WINSTEAD SECHREST & MINICK P.C.
                             5400 RENAISSANCE TOWER
                                 1201 ELM STREET
                               DALLAS, TEXAS 75270
                                 (214) 745-5400

         Approximate date of commencement of proposed sale to the public: NOT APPLICABLE.

         If only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

================================================================================

                                EXPLANATORY NOTE
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

A.       CORPORATE REORGANIZATION.

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (this "POST-EFFECTIVE AMENDMENT") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to reflect our new holding company organizational structure, effected in accordance with
Section 251(g) of the Delaware General Corporation Law (the "DGCL"). The holding company organizational structure was effected pursuant to an Agreement and Plan of Merger (the "PLAN OF MERGER") among Rent-A-Center East, Inc. (formerly, Rent-A-Center, Inc.), a Delaware corporation (the "PREDECESSOR"), Rent-A-Center, Inc. (formerly, Rent-A-Center Holdings, Inc.), a Delaware corporation (the "REGISTRANT"), and RAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (the "MERGER SUB"). The Plan of Merger provided for the merger of the Merger Sub with and into the Predecessor, with the Predecessor continuing as the surviving corporation and a wholly-owned subsidiary of the Registrant (the "MERGER"). Prior to the Merger, the Registrant was a direct, wholly-owned subsidiary of the Predecessor, organized for the purpose of implementing the holding company organizational structure. In connection with the Merger, the Predecessor's name was changed to "Rent-A-Center East, Inc." and the Registrant's name was changed to "Rent-A-Center, Inc."

         By operation of the Merger, all of the Predecessor's common stock, par value $0.01 per share (the "PREDECESSOR COMMON STOCK"), issued and outstanding or held in treasury, was converted, on a share for share basis, into common stock, par value $0.01 per share, of the Registrant (the "REGISTRANT COMMON STOCK") and each outstanding option to purchase shares of the Predecessor Common Stock automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant Common Stock.

         In accordance with Rule 414, the Registrant, as the successor issuer to the Predecessor, hereby expressly adopts this Registration Statement No. 333-77985 as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         The applicable registration fees were paid at the time of the original filing of this registration statement.

B.       RECENT DEVELOPMENTS.

         On December 18, 2002, we announced we entered into a definitive agreement with Rent-Way, Inc. ("RENT-WAY"), an operator of rent-to-own stores, and certain of Rent-Way's operating subsidiaries pursuant to which we will acquire substantially all of the assets of 295 rent-to-own stores from Rent-Way and its subsidiaries for an aggregate purchase price of $101.5 million in cash.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                              DESCRIPTION OF EXHIBIT
-----------                              ----------------------
  2.1(1)     Agreement and Plan of Merger, dated December 30, 2002, by and among Rent-A-Center Inc.
             (formerly, Rent-A-Center Holdings, Inc.), Rent-A-Center East, Inc. (formerly, Rent-A-Center,
             Inc.) and RAC Merger Sub.

  4.1(2)     Form of Certificate evidencing Common Stock.

   5.1*      Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

   23.1*     Consent of Grant Thornton LLP.

   23.2*     Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).

   24.1*     Power of Attorney of Mark E. Speese.

   24.2*     Power of Attorney of Laurence M. Berg.

   24.3*     Power of Attorney of Mary Elizabeth Burton.

   24.4*     Power of Attorney of Peter P. Copses.

EXHIBIT NO.                              DESCRIPTION OF EXHIBIT
-----------                              ----------------------
   24.5*     Power of Attorney of Mitchell E. Fadel.

   24.6*     Power of Attorney of Andrew S. Jhawar.

   24.7*     Power of Attorney of J.V. Lentell.

-------------------
*        Filed Herewith.

(1) Incorporated herein by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on December 31, 2002.

(2) Incorporated herein by reference to Exhibit 4.1 to the Predecessor's Registration Statement on Form S-4 filed on January 19, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 31, 2002.

                                   RENT-A-CENTER, INC.


                                   By:  /s/ Mark E. Speese
                                        ---------------------------------------
                                         Mark E. Speese
                                         Chairman of the Board and
                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                       Title                                   Date
              ---------                                       -----                                   ----
/s/ Mark E. Speese                      Chairman of the Board and Chief Executive Officer       December 31, 2002
-----------------------------------               (Principal Executive Officer)
Mark E. Speese

/s/ Robert D. Davis                     Senior Vice President of Finance, Chief Financial
-----------------------------------       Officer and Treasurer (Principal Financial and        December 31, 2002
Robert D. Davis                                        Accounting Officer)

*                                                            Director                           December 31, 2002
-----------------------------------
Laurence M. Berg
*                                                            Director                           December 31, 2002
-----------------------------------
Mary Elizabeth Burton
*                                                            Director                           December 31, 2002
-----------------------------------
Peter P. Copses
*                                                            Director                           December 31, 2002
-----------------------------------
Mitchell E. Fadel
*                                                            Director                           December 31, 2002
-----------------------------------
Andrew S. Jhawar
*                                                            Director                           December 31, 2002
-----------------------------------
J.V. Lentell

* /s/ Mark E. Speese
-----------------------------------
  Mark E. Speese, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT NO.                              DESCRIPTION OF EXHIBIT
-----------                              ----------------------
  2.1(1)     Agreement and Plan of Merger, dated December 30, 2002, by and among Rent-A-Center Inc.
             (formerly, Rent-A-Center Holdings, Inc.), Rent-A-Center East, Inc. (formerly, Rent-A-Center,
             Inc.) and RAC Merger Sub.

  4.1(2)     Form of Certificate evidencing Common Stock.

   5.1*      Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

   23.1*     Consent of Grant Thornton LLP.

   23.2*     Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).

   24.1*     Power of Attorney of Mark E. Speese.

   24.2*     Power of Attorney of Laurence M. Berg.

   24.3*     Power of Attorney of Mary Elizabeth Burton.

   24.4*     Power of Attorney of Peter P. Copses.

   24.5*     Power of Attorney of Mitchell E. Fadel.

   24.6*     Power of Attorney of Andrew S. Jhawar.

   24.7*     Power of Attorney of J.V. Lentell.

-------------------
*        Filed Herewith.

(1) Incorporated herein by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on December 31, 2002.

(2) Incorporated herein by reference to Exhibit 4.1 to the Predecessor's Registration Statement on Form S-4 filed on January 19, 1999.